CONSENT OF DECORIA, MAICHEL & TEAGUE P.S.


                  As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated March 11, 2001 included in USAC's Form 10-KSB for the year ended December 31, 2000 and to all references to our Firm included in this registration statement.

                                 /s/DECORIA, MAICHEL & TEAGUE P.S.



Spokane, Washington

May 14, 2001